Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Safeguard Scientifics, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-86777, 333-65092, 333-73284, 333-103976, 333-118046, 333-129617, 333-147174, 333-171225, and 333-171226) on Form S-8, in the registration statements (Nos. 333-114794, and 333-171224) on Form S-3, and in the registration statement (No. 333-171223) on Form S-4 of Safeguard Scientifics, Inc. and subsidiaries of our reports dated March 4, 2011, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appears in the December 31, 2010 annual report on Form 10-K of Safeguard Scientifics, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 4, 2011